UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        December 22, 2003

DYNASTY INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

3152 Scenic View Drive, Elko, Nevada (Address of principal executive offices)		89801 (Zip Code)

Registrant’s telephone number, including area code 775-778-3246

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 7.    Financial Statements and Exhibits.

On December 9, 2003, Dynasty International Corporation acquired 1,000 shares at $0.001 per share or 100% of all of the issued and outstanding shares of each of the following five corporations: Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp. and Thomas Creek Mining Corp. All five of the above subsidiaries were incorporated in the State of Nevada on December 9, 2003.

Dynasty is in the process of determining what financial information, if any, needs to be filed with respect to these acquisitions. Upon determination, any required financial information will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Dynasty International Corporation has caused this report to be signed on its behalf by the undersigned duly authorized person.

DYNASTY INTERNATIONAL CORPORATION

/s/ Peter M. Kuhn
Dated : December 22, 2003
By: Peter M. Kuhn - President

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